Exhibit 5.1


                 [Letterhead of Richards, Layton & Finger, P.A.]


                                 August 2, 2000




Board of Trustees
Charter Municipal Mortgage Acceptance Company
625 Madison Avenue

New York, New York 10022

                  Re: CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND AMERICAN TAX EXEMPT BOND TRUST

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated as of August 12, 1996 (the "Original Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996;

                  (b) The Trust  Agreement of the Trust,  dated as of August 12,
1996  (the  "Original  Trust   Agreement"),   between  Related  Capital  Company
("Related"), as depositor, and the trustee of the Trust named therein;

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Board of Trustees
August 2, 2000
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                  (c) The Certificate of Amendment to the Original  Certificate,
dated as of April 30, 1997, as filed in the office of the Secretary of State on April 30, 1997;

                  (d) Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997 ("Amendment No.1"), between Related, as depositor, and the trustee of the Trust named therein;

                  (e) The Amended and Restated Trust Agreement of the Trust, dated as of September 30, 1997 (the "Amended Trust Agreement"), among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and acknowledged and consented to by Related, as amended by Amendment No. 1 to the Amended Trust Agreement, dated as of May 8, 2000, including the Certificate of Designation attached thereto as Appendix A (jointly with the Amended Trust Agreement, the "Trust Agreement");

                  (f) The Amended and Restated By-Laws of the Trust (the "By-laws");

                  (g) The Unanimous Written Consent to Action of the Board of Trustees and Sole Shareholder of the Trust in Lieu of a Special Meeting, dated as of September 30, 1997, and the Minutes of the Special Meeting of the Board of Trustees of the Trust (including Exhibit A attached thereto) held on October 26, 1999 (jointly, the "Board Resolutions");

                  (h) A  Certificate  of Manager of the Trust,  dated  August 2,
2000;

                  (i) Amendment No. 4 to the Registration Statement on form S-4 pursuant to the Securities Act of 1933, as amended (the "Registration Statement") relating, inter alia, to the registration by the Trust of up to 2,136,779 common beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Trust Shares") to be issued in connection with the merger of American Tax Exempt Bond Trust, a Delaware business trust, with and into CM Holding Trust, a Delaware business trust ("CM"), with CM being the surviving entity (the "Merger"), as proposed to be filed by the Trust on or about August 2, 2000; and

                  (j) A Certificate of Good Standing for the Trust, dated August 2, 2000, obtained from the Secretary of State.

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Board of Trustees
August 2, 2000

Page 3



                  Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement. The Original Trust Agreement, Amendment No. 1 and the Trust Agreement are hereinafter collectively referred to as the "Trust Documents."

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, and (ii) that in connection with the issuance of the Trust Shares, the Merger shall have been effective. We assume no responsibility for the contents of the Registration Statement.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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Board of Trustees
August 2, 2000

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                  1.  The  Trust  is  validly  existing  in good  standing  as a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.).

                  2. The Trust Shares have been duly authorized and, when issued and delivered to the holders thereof (the "Holders") as contemplated by the Registration Statement, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated, pursuant to the Trust Agreement and the By-laws, (a) to return to the Trust for the benefit of Trust creditors, amounts previously distributed to them, if and to the extent required by Delaware law, and (b) to give bond, with sufficient surety, to the Trust and the trustees of the Trust to indemnify them against any loss or claim in connection with the issuance of replacement Trust Certificates.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Paul, Hastings, Janofsky & Walker LLP's relying upon this opinion as to matters of Delaware law in connection with an opinion to be rendered by it to you relating to the Trust Shares. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,



                                        /s/ Richards, Layton & Finger, P.A.



BJK/MKS

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